Exhibit 99.1

December 22, 2020

Sonim Announces Software Development Relationship with Coforge

Expected to reduce operating costs by outsourcing most of software development on current products

AUSTIN, Texas, Dec. 22, 2020 /PRNewswire/ — Sonim Technologies, Inc. (Nasdaq: SONM), today announced a software development and asset purchase agreement with Coforge, a global IT solutions company based in India that serves large enterprise technology and communications deployments worldwide. As part of the agreement, Sonim has agreed to transfer its India-based software development resources to Coforge, which will have the responsibility to provide software development services to the company in the future. Additionally, Coforge has become a Sonim partner, focused on introducing Sonim devices as solutions to enterprise customers worldwide.

“This agreement with Coforge enables Sonim to reduce personnel and real estate costs and we believe improve our cash flows and align better with our future ODM development plans. Additionally, we will be able to leverage the software expertise and experience of Coforge,” said Tom Wilkinson, Chief Executive Officer. “Coforge has agreed to maintain current personnel and capabilities, ensuring we do not miss a beat with our software efforts for our current products, while letting us increase our focus on the differentiating factors that Sonim’s customers value.”

As part of the transition, Coforge has agreed to take over work assigned to Sonim’s India Development Center (IDC), whose assets are expected to be merged with Coforge, which helps to provide valuable personnel and real estate cost savings for Sonim as well as potential future work opportunities for the Sonim IDC staff.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. The Sonim solution includes ultra-rugged mobile phones, a suite of industrial-grade accessories, and data and workflow applications which are collectively designed to increase worker productivity, communication and safety on the job site. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, cost savings, future cash flows, expansion of our global reach, performance of the agreement with Coforge, results of the transaction, and future growth. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include Sonim’s ability to continue to generate positive cash flow, and ability to be profitable; anticipated trends, such as the use of and demand for its products; its ability to attract and retain customers to purchase and use its products; its ability to attract wireless carriers as customers for its products; the evolution of technology affecting its products and markets; its ability to successfully address the technical issues identified with respect to its products; its ability to introduce new products and enhance existing products, as well as the other potential factors described under “Risk Factors” included in Sonim’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, the Form 10-Q for the three months ended June 30, 2020, and the Form 10-Q for the three months ended September 30, filed November 12, 2020, and other documents on file with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

View original content to download multimedia:http://www.prnewswire.com/news-releases/sonim-announces-so ftware-development-relationship-with-cof orge-301197283.html

SOURCE Sonim Technologies, Inc.